SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 2, 2001

MAREX, INC.
(Exact name of registrant as specified in charter)

Florida	000-25129	65-0354269

(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)

incorporation)

5835 Blue Lagoon Drive, 4th Floor, Miami, Florida	33126

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (305) 285-2003

Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On October 2, 2001, Marex, Inc. (the “Registrant”) completed the acquisition of 100% of the outstanding stock of Software Support Team, Inc. (the “Company”) for $2,400,000 pursuant to the terms of a Stock Purchase Agreement dated September 21, 2001 between the Registrant, the Company, Arthur M. Peacock and Albert L. Peacock. The purchase price was based on arms’ length negotiations between the Registrant and the sellers. The Company is engaged in the business of developing management information solution software. The purchase price was funded with $800,000 cash from internally available funds and $1,600,000 in seller financed notes payable. The notes payable bear an interest rate of 6% and mature in equal installments over 2 years. The Registrant intends for the Company to continue in substantially the same line of business.

Item 7.  EXHIBITS

10.1	Stock Purchase Agreement dated September 21, 2001, between the Registrant, the Company, Arthur M. Peacock and Albert L. Peacock

99.1	Press release dated October 10, 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAREX, INC

	By:	/s/ David A. Schwedel

David A. Schwedel President and Chief Executive Officer

Dated: October 16, 2001